COMSTOCK MINING POSTS 2011 TECHNICAL REPORT:
MEASURED, INDICATED AND INFERRED RESOURCES UP 94%

Virginia City, NV (November 2, 2011)  -- Comstock Mining Inc. (“Comstock Mining” or the “Company”) (NYSE Amex: LODE) posted today its third National Instrument 43-101 (NI 43-101) technical report (the “2011 Report”) authored by Behre Dolbear & Company (USA), Ltd. (“Behre Dolbear”), of Denver Colorado.  The 2011 Report declared a mineral resource estimate for the Comstock Mine Project in Storey and Lyon Counties, Nevada, of Measured and Indicated Resources containing 1,780,000 gold equivalent ounces1, and an estimate of an Inferred Resource containing an additional 990,000 gold equivalent ounces.  The total of 2,770,000 Measured, Indicated, and Inferred gold equivalent ounces is a 94% increase over the estimate reported in the Company’s previous NI 43-101 technical report, published in August 2010. The 2011 Report also includes an additional 200,000 gold equivalent ounces outside of the modeled area, in the Historical Resource Category.

COMSTOCK MINE PROJECT RESOURCE SUMMARY
	Tonsi	Au (opt)	Ag (opt)	Total Au (ounces)	Total Ag (ounces)
Measured Resource	27,610,000	0.030	0.314	828,000	8,660,000
Indicated Resource	23,650,000	0.029	0.241	680,000	5,700,000
Total Measured and Indicated ii	51,260,000	0.029	0.280	1,508,000	14,360,000

Inferred Resource	33,580,000	0.026	0.179	881,000	6,030,000
i.	Resource total based on a gold cutoff of 0.007 ounces per ton
ii.	Rounding differences may occur

The 2011 Report incorporates the results of the Company’s recently completed drilling program, which ran from October 25, 2010 through August 19, 2011.  The program focused on infill and development drilling in the Lucerne and Dayton Resource areas, and completed 389 holes, totaling 132,294 feet.  The totals included 374 reverse circulation (RC) holes, totaling 128,711 feet, and 15 core holes, totaling 3,583 feet.  The drilling program, designed by our geological team also included specific drilling recommendations by Behre Dolbear from the previous technical report.  The total cost of the program was $4.32 million, with an average cost per foot of $32.67.

The 2011 Report comments: “Behre Dolbear believes the Comstock Mine Project represents a well-explored epithermal precious metal deposit within a world-class mining district…The geology of the project area is well described and understood through vigorous surface mapping and drill hole logging. The density of geologic data is high and the reliability is excellent, particularly in the Starter Mine areas.”

1
Gold equivalent ounces were calculated using September 30, 2011 London PM prices of $1,620.00 per ounce of gold and $30.45 per ounce of silver, as published by kitco.com.  This resulted in a ratio of 53.20 ounces of silver per equivalent ounce of gold, without taking into consideration the relative recoveries of gold and silver.

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV  89440     Investors (775) 847-4755 • Facsimile (800) 750-5740

The 2011 Report also refers to the results of the completed metallurgical testing and process redesign that the Company used as the basis for a complete redesign of the processing facility.  The Company estimates that the heap leach recovery will average over 70% for gold and over 45% for silver.

The 2011 Report includes other specific recommendations, including additional core drilling, additional metallurgical and geotechnical testing, and acceleration of the project’s permitting activities.  The 2011 Report also recommends a preliminary feasibility study, which is the final step to allowing the Company to calculate reserves that conform to the NI 43-101 Technical Report requirements.

The 2011 Report is now posted and available on the Company’s website, http://www.comstockmining.com/properties/technical-reports.

The Company is currently focused on commencing commercial mining production activities in late 2011 for full production in 2012.  The continuing technical program includes completing the final mine and production plans for the Lucerne Resource Area starter mine, and continuing infill drilling, metallurgical testing, and geotechnical testing for a second mine in the Dayton Resource Area.  In addition, the Company is designing a new phase of exploration drilling to include its highest-potential targets, including fully-developing the East-Side target in the Lucerne Resource Area, and the continuation of the mineralization from the Dayton Resource Area into both the Spring Valley and Oest target areas.

Behre Dolbear concluded, “Exploration opportunities to expand the known mineralization down-dip and along strike to the north, south, and northeast are still good and have the potential of adding considerably to the estimated Measured and Indicated Resource.”

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based gold and silver mining company with extensive, contiguous property in the Comstock District.  The Company began acquiring properties in the Comstock District in 2003.  Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and brought the exploration project into test mining production.  The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for exploration and mining.  The goal of its strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commencing commercial mining and processing operations in 2011, with annual production rates of 20,000 gold equivalent ounces.

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV  89440     Investors (775) 847-4755 • Facsimile (800) 750-5740

Forward-Looking Statements
This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements.  Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature, timing and accounting for restructuring charges, gains or losses on debt extinguishment,  derivative liabilities and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from our recapitalization and balance sheet restructuring activities; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  We undertake no obligation to publicly update or revise any forward-looking statement.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.: P.O. Box 1118 Virginia City, NV 89440 info@comstockmining.com http://www.comstockmining.com

Doug McQuide	Joanna Longo
Director of Marketing and Public Relations	Investor Relations
Tel (775) 847-7376	Tel (416) 238-1414 x233
mcquide@comstockmining.com	jlongo@terrepartners.com

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV  89440     Investors (775) 847-4755 • Facsimile (800) 750-5740